Exhibit 10.2
Schedule of Grants Made Under Form of 2011-2013 Performance Share Agreement

Name	Title	Target Shares

Christopher O’Donnell	President and Chief Executive Officer	41,200

Diana Purcel	Chief Financial Officer and Secretary	23,200